Exhibit 99.1

Jaco Electronics Reports Profitable Fiscal 2006 Third Quarter Results

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--May 15, 2006--Jaco Electronics, Inc. (Nasdaq:JACO):




Conference Call:     May 16, 2006 at 9:00 a.m. EDT
Dial-in number:      800/737-8127  (U.S. and Canada)
Webcast:             http://www.vcall.com/IC/CEPage.asp?ID=101433
Web Replay:          Available for 30 days
Call Replay:         Available until May 18, 2006 at 11:00 a.m. EDT
                     by dialing 800/633-8284
Replay access code:  21292013



    Jaco Electronics, Inc. (Nasdaq:JACO), a distributor and integrator of electronic components and flat panel solutions, today reported results for its fiscal 2006 third quarter and nine-month period ended March 31, 2006.



             Summary of Fiscal 2006 Third Quarter Results
                ($ in thousands, except per-share data)
----------------------------------------------------------------------
                                                  Three Months Ended
                                                        Mar. 31,
----------------------------------------------------------------------
                                                     2006      2005
----------------------------------------------------------------------
Net sales                                         $  60,906  $ 60,537
----------------------------------------------------------------------
Gross profit                                          7,782     6,667
----------------------------------------------------------------------
Selling, general and administrative expenses          7,062     7,634
----------------------------------------------------------------------
Operating profit (loss)                                 720      (967)
----------------------------------------------------------------------
Interest expense                                        622       594
----------------------------------------------------------------------
Earnings (loss) from continuing operations before
 income taxes                                            98    (1,561)
----------------------------------------------------------------------
Net earnings (loss)                                      84    (1,093)
----------------------------------------------------------------------
Diluted net earnings (loss) per share             $    0.01  $  (0.17)
----------------------------------------------------------------------


    Jaco's Chairman and Chief Executive Officer Joel Girsky, stated, "Jaco returned to profitability in the fiscal third quarter as we achieved increases in year-over-year net sales and gross profit margins while reducing SG&A expenses by almost 8% from fiscal 2005 third quarter levels. Over the past year, Jaco strengthened its market presence by focusing on segments of our business where we are competitive, while simultaneously reducing non-essential costs.
    "Our business plan continues to focus on marketing offerings from core vendors as well as flat-panel display (FPD) products and integration applications. Core electronic component distribution sales were in-line with results from last year's fiscal third quarter while the contribution to net sales from our logistics business was down year-over-year as this business does not trend in a consistent quarter-to-quarter direction. During the fiscal 2006 third quarter, Jaco's FPD operations contributed $16.5 million, or approximately 27% of our net sales, compared with $8.1 million, or approximately 13% of net sales in the same period last year. We continue to realize benefits from investments in our FPD integration center at Jaco's Hauppauge, NY facility, which opened in February 2005. In addition to orders for voting machines, we have also secured recent orders for gaming machines, as well as military and medical applications.
    "Jaco's fiscal 2006 third quarter gross profit margin increased to 12.8% from 11.0% in the corresponding quarter last year, reflecting increased contributions from FPD operations and the lower level of net sales derived from Far East logistics activities. Jaco's gross profit margin is subject to fluctuations, primarily based on the Company's level of sales to global contract manufacturers as a percentage of total sales. Reflecting a change in net sales mix during the first nine months of fiscal 2006, the gross profit margin was 13.4%, compared to 12.1% in the same period of fiscal 2005.
    "Through a concerted effort by the entire Jaco organization, we are delighted to have returned to profitability. With an ongoing focus on developing and expanding our business, benefits from our investments in the FPD integration center and a streamlined cost structure, we believe that with a stable industry environment, Jaco is well positioned to extend the momentum of the past quarter."

    About Jaco Electronics

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States, and one in Beijing, China. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.





                JACO ELECTRONICS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
                              (unaudited)
         ($ in thousands, except share and per share amounts)

                      Three months ended         Nine months ended
                           March 31,                 March 31,
                   ------------------------- -------------------------
                       2006         2005         2006         2005
                   ------------ ------------ ------------ ------------
Net sales          $    60,906  $    60,537  $   161,474  $   172,741
                   ------------ ------------ ------------ ------------
Gross profit             7,782        6,667       21,564       20,849
Selling, general &
 administrative
 expenses                7,062        7,634       20,750       24,620
                   ------------ ------------ ------------ ------------
Operating profit
 (loss)                    720         (967)         814       (3,771)
                   ------------ ------------ ------------ ------------
Interest expense           622          594        1,740        1,433
Earnings (loss)
 from continuing
 operations before
 income taxes               98       (1,561)        (926)      (5,204)

Income tax provision
 (benefit)*                 14         (468)       6,453*      (1,561)
                   ------------ ------------ ------------ ------------

Earnings (loss)
 from continuing
 operations                 84       (1,093)      (7,379)      (3,643)

Discontinued operations:
Loss from discontinued
 operations, net of
 income tax benefit
 of $40                     --           --           --          (64)
Gain on sale of
 net assets of
 subsidiary,
 net of income tax
 provision of $519          --           --           --          831
                   ------------ ------------ ------------ ------------
Earnings from
 discontinued
 operations                 --           --           --          767

Net earnings
 (loss)            $        84  $    (1,093) $    (7,379) $    (2,876)
                   ============ ============ ============ ============

Per share
 information:
Basic and diluted
 earnings (loss)
 per common share:

Earnings (loss)
 from continuing
 operations        $      0.01  $     (0.17) $     (1.18) $     (0.58)

Earnings from
 discontinued
 operations                 --           --           --  $      0.12
                   ------------ ------------ ------------ ------------

Basic and diluted
 net earnings
 (loss)            $      0.01  $     (0.17) $     (1.18) $     (0.46)
                   ============ ============ ============ ============

Weighted average
 shares:
   Basic             6,293,115    6,264,954    6,278,705    6,243,575
                   ============ ============ ============ ============
   Diluted           6,387,780    6,264,954    6,278,705    6,243,575
                   ============ ============ ============ ============


* During the three months ended December 31, 2005, $6,611 was added to Jaco's income tax provision to reduce the carrying value of the Company's deferred tax asset to zero.


        Summary Balance Sheet              Supplemental Financial
        As of March 31, 2006                     Statistics

Accounts Receivable (net) $35,074,000  Per Share Price (5/12/06)$3.34
Inventories (net)          36,926,000  Book Value Per Share     $5.52
                                       Tangible Book Value Per
                                        Share                   $1.48
Revolving Credit Facility $36,700,000
Accounts Payable and
  Accrued Expenses         31,646,000
Shareholders' Equity      $34,755,000


    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             Chief Financial Officer
             jgash@jacoelect.com
              or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni or Robert L. Rinderman, 212-835-8500 jaco@jcir.com